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                                                                   Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Superior Galleries, Inc.:



We consent to the incorporation by reference in this Registration Statement of Superior Galleries, Inc. on Form S-8 of our report, dated July 27, 2004, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-KSB of Superior Galleries, Inc. for the year ended June 30, 2004.





                                     /s/ SINGER LEWAK GREENBAUM &
                                     GOLDSTEIN LLP


Los Angeles, California
August 23, 2004